UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2008

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

Registrant’s telephone number, including area code

(203) 299-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2008, at the Annual Meeting of Stockholders of priceline.com Incorporated (the “Company”), the stockholders of the Company approved certain amendments to the priceline.com Incorporated 1999 Omnibus Plan (As Amended and Restated Effective June 4, 2008) (the “Plan”).  The amendments to the Plan that were approved by the stockholders include the following:

•      Increase the maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan from 7,895,833 to 9,195,833;

•      Confirm the Compensation Committee’s authority to delegate certain duties or powers with respect to the Plan to officers or agents of the Company;

•      Specify that certain shares of common stock will not be added to the aggregate plan limit;

•      Require stockholder approval of certain amendments to the Plan;

•      Remove the Company’s ability to grant reload options under the Plan;

•      Expressly prohibit the repricing of any “underwater” options; and

•      Extend the term of the Plan for another ten years.

The amendments to the Plan make a number of other changes, including the removal of the provision that automatically granted options to non-employee directors.  The amendments to the Plan also include a new set of provisions that require the Plan and any grants made under it to comply with Section 409A of the Internal Revenue Code and a new provision that explicitly provides for the Company to make any changes necessary for awards granted to non-U.S. participants.

The foregoing summary of the Plan is not complete and is qualified in its entirety by the provisions of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                            Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit No.	Description

10.1	priceline.com Incorporated 1999 Omnibus Plan (As Amended and Restated Effective June 4, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Robert J. Mylod, Jr.
Robert J. Mylod, Jr.
Chief Financial Officer

Dated: June 4, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	priceline.com Incorporated 1999 Omnibus Plan (As Amended and Restated Effective June 4, 2008).